As filed with the Securities and Exchange Commission on March 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verve Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-4800132
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Technology Square, Suite 901 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan

Amended and Restated 2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Sekar Kathiresan, M.D.

Chief Executive Officer

Verve Therapeutics, Inc.

500 Technology Square, Suite 901

Cambridge, MA 02139

(Name and Address of Agent for Service)

(617) 603-0070

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2021 Stock Incentive Plan (the “2021 Plan”) and the Amended and Restated 2021 Employee Stock Purchase Plan (the “2021 Employee Plan”) of Verve Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 , File No. 333-257175, relating to the Registrant’s 2018 Equity Incentive Plan, the 2021 Plan and the 2021 Employee Plan filed by the Registrant with the Securities and Exchange Commission on June 17, 2021, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, effective as of June 21, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-40489, filed June 21, 2021).

4.2	Amended and Restated Bylaws of the Registrant, effective as of June 21, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, File No. 001-40489, filed June 21, 2021).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256608) filed June 14, 2021).

99.2	Amended and Restated 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256608) filed June 14, 2021).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on this 14th day of March, 2022.

VERVE THERAPEUTICS, INC.

By:	/s/ Sekar Kathiresan, M.D.
Sekar Kathiresan, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Verve Therapeutics, Inc., hereby severally constitute and appoint Sekar Kathiresan, Allison Dorval and Andrew Ashe, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Verve Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sekar Kathiresan Sekar Kathiresan, M.D.	Chief Executive Officer, Director (Principal Executive Officer)	March 14, 2022

/s/ Allison Dorval Allison Dorval	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 14, 2022

/s/ Burt Adelman Burt Adelman, M.D.	Director	March 14, 2022

/s/ John Evans John Evans	Director	March 14, 2022

/s/ Michael MacLean Michael MacLean	Director	March 14, 2022

/s/ Sheila Mikhail Sheila Mikhail, J.D.	Director	March 14, 2022

/s/ Krishna Yeshwant Krishna Yeshwant, M.D.	Director	March 14, 2022